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As filed with the Securities and Exchange Commission on June 4, 2004

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

The Toronto-Dominion Bank
(Exact name of Registrant as specified in its charter)

Canada (State or other jurisdiction of incorporation or organization)	13-5640479 (I.R.S. Employer Identification Number)

P.O. Box 1
Toronto-Dominion Centre
King Street West and Bay Street
Toronto, Ontario M5K1A2
Canada
(416) 982-8222
(Address, including zip code, of Registrant's principal executive office)

The TD Waterhouse Group, Inc., 401(k) & Profit Sharing Plan
(formerly known as TD Waterhouse Group, Inc. 401(k) Plan)
(Full title of the Plans)

Victor J. Huebner
The Toronto-Dominion Bank
31 West 52nd Street
New York, New York 10019-6101
(212) 468-0610
(Name, address, including zip code, and telephone number, including area code, of Registrant's agent for service)

Copies to:
Lee Meyerson
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017-3954
(212) 455-2000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(a)	Proposed Maximum Offering Price Per Share(b)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Shares, without par value	500,000	$33,065	$16,532,500	$2,094.67

(a)
The number of Common Shares being registered hereby shall be adjusted to include any additional shares which may become issuable as a result of stock splits, stock dividends or similar transactions in accordance with the provisions of the plans described herein.

(b)
Pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed on the basis of the average of the high and low prices of the Common Stock reported on the New York Stock Exchange Composite Tape on June 1, 2004.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described above.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

        The contents of the earlier registration statement, number 333-101026 are hereby incorporated by reference.

Item 3.    Incorporation of Documents by Reference.

        The following documents filed by The Toronto-Dominion Bank (the "Company" or "Registrant") or the TD Waterhouse Group, Inc. 401(k) & Profit Sharing Plan (the "Plan") with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement.

  (a)
  The Company's Annual Report on Form 40-F for the fiscal year ended October 31, 2003 pursuant to the Securities Act of 1933, as amended, which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

  (b)
  Form 6-K for the month of January, dated January 13, 2004.

  (c)
  Form 6-K for the month of January, dated January 20, 2004.

  (d)
  Form 6-K for the month of January, dated January 23, 2004.

  (e)
  Form 6-K for the month of February, dated February 17, 2004.

  (f)
  Form 6-K for the month of February, dated February 26, 2004.

  (g)
  Form 6-K for the month of February, dated February 27, 2004.

  (h)
  Form 6-K for the month of March, dated March 5, 2004.

  (i)
  Form 6-K for the month of May, dated May 27, 2004.

  (j)
  The description of the Company's Common Shares contained in the Company's Registration Statement on Form 8-A filed on August 22, 1996.

        All documents filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, (the "Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.    Exhibits.

  23.1    Consent of Ernst & Young LLP and PricewaterhouseCoopers LLP.

  24.1    Power of Attorney.

  99.1    The TD Waterhouse Group, Inc. 401(k) & Profit Sharing Plan.

        With respect to the TD Waterhouse Group, Inc. 401(k) & Profit Sharing Plan, in lieu of the opinion of counsel or determination letter contemplated by Item 601(b) (5) of Regulation S-K, the Registrant hereby undertakes that it will submit or has submitted the TD Waterhouse Group, Inc. 401(k) & Profit Sharing Plan, and any amendments thereto, to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to quality the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Toronto, Ontario, Canada on the 4th day of June, 2004.

THE TORONTO-DOMINION BANK
By:	/s/ CHRISTOPHER A. MONTAGUE
Name: Christopher A. Montague Title: Executive Vice President and General Counsel

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated

Signature	Title	Date

*W. EDMUND CLARK W. Edmund Clark	President, Chief Executive Officer and Director	June 4, 2004
*DANIEL A. MARINANGELI Daniel A. Marinangeli	Executive Vice President and Chief Financial Officer	June 4, 2004
*DAMIAN J. MCNAMEE Damian J. McNamee	Vice President and Chief Accountant	June 4, 2004
*VICTOR J. HUEBNER Victor J. Huebner	Authorized Representative in the United States	June 4, 2004
John M. Thompson	Chairman of the Board
*WILLIAM E. BENNETT William E. Bennett	Director	June 4, 2004
*HUGH J. BOLTON Hugh J. Bolton	Director	June 4, 2004
*MARSHALL A. COHEN Marshall A. Cohen	Director	June 4, 2004

*WENDY K. DOBSON Wendy K. Dobson	Director	June 4, 2004
*DARREN ENTWISTLE Darren Entwistle	Director	June 4, 2004
Donna M. Hayes	Director
*HENRY H. KETCHAM Henry H. Ketcham	Director	June 4, 2004
*PIERRE H. LESSARD Pierre H. Lessard	Director	June 4, 2004
*BRIAN F. MACNEILL Brian F. MacNeill	Director	June 4, 2004
*ROGER PHILLIPS Roger Phillips	Director	June 4, 2004
*WILBUR J. PREZZANO Wilbur J. Prezzano	Director	June 4, 2004
*HELEN K. SINCLAIR Helen K. Sinclair	Director	June 4, 2004
Donald R. Sobey	Director
*MICHAEL D. SOPKO Michael D. Sopko	Director	June 4, 2004
/s/ CHRISTOPHER A. MONTAGUE Christopher A. Montague		June 4, 2004

*Attorney-in-fact

        Pursuant to the requirements of the Securities Act of 1933, as amended, the appropriate person (or other persons who administer the TD Waterhouse Group, Inc. 401(k) & Profit Sharing Plan) has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Toronto, Ontario, Canada on the 4th day of June, 2004.

By:	/s/ *CHRISTOPHER A. MONTAGUE
Name: Christopher A. Montague Title: Executive Vice President and General Counsel The Toronto-Dominion Bank Senior International Pension Committee

INDEX TO EXHIBITS

Exhibit Number	Description
23.1	Consent of Ernst & Young LLP and PricerwaterhouseCoopers LLP.
24.1	Power of Attorney.
99.1	The TD Waterhouse Group, Inc. 401(k) & Profit Sharing Plan.

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CALCULATION OF REGISTRATION FEE
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
INDEX TO EXHIBITS